Exhibit 10.4

EMPLOYEE MATTERS AGREEMENT
BY AND BETWEEN
 VORNADO REALTY TRUST,
VORNADO REALTY L.P.,
URBAN EDGE PROPERTIES
AND
URBAN EDGE PROPERTIES LP

DATED AS OF JANUARY 15, 2015

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (the “Agreement”), dated as of January 15, 2015, is by and among  Vornado Realty Trust, a Maryland real estate investment trust (“VNO”), Vornado Realty L.P., a Delaware limited partnership (“VRLP”), Urban Edge Properties, a Maryland real estate investment trust (“UE”), and Urban Edge Properties LP, a Delaware limited partnership (“UELP” and together with VNO, VRLP and UE, each a “Party” and collectively, the “Parties”).

WHEREAS, the board of trustees of VNO (the “VNO Board”) has determined that it is in the best interests of VNO and its shareholders to create a new publicly traded company that will operate the UE Business (as defined below);

WHEREAS, in furtherance of the foregoing, the VNO Board has determined that it is appropriate and desirable to separate the UE Business from the VNO Business (the “Separation”);

WHEREAS, in furtherance of the foregoing, the Parties have entered into a Separation and Distribution Agreement, dated as of January 14, 2015 (the “Separation Agreement”), and have entered or will enter into other Transaction Documents that will govern certain matters relating to the Distribution (as defined below) and the relationship of VNO, UE and their respective Affiliates prior to and following the Distribution Date (as defined below); and

WHEREAS, pursuant to the Separation Agreement, the Parties have agreed to enter into this Agreement for the purpose of allocating assets, liabilities and responsibilities with respect to certain human resources, employee compensation and benefits matters between them to the extent not provided in, or that vary from, the Separation Agreement.

NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Definitions.  The following terms shall have the following meanings:

“Affiliate” shall mean, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.  For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise.  It is expressly agreed that, prior to, at and after the Effective Time, for purposes of the Transaction Documents (a) no member of the UE Group shall be deemed to be an Affiliate of any member of the VNO Group and (b) no member of the VNO Group shall be deemed to be an Affiliate of any member of the UE Group.

“Agreement” has the meaning ascribed thereto in the preamble to this Agreement.

“Benefit Plan” means, with respect to an entity, any “employee benefit plan” (as defined in Section 3(3) of ERISA), and each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, operating partnership unit, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, paid time-off, disability or accident insurance plan, program, arrangement, agreement or commitment, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, sponsored or maintained by such entity (or to which such entity contributes or is required to contribute or with respect to which such entity has any liability).

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, and any similar state group health plan continuation Law, together with all regulations and proposed regulations promulgated thereunder, including any amendments or other modifications of such Laws and regulations that may be made from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“DCP II” has the meaning ascribed thereto in Section 6.1 of this Agreement.

“Distribution” shall have the meaning set forth in the recitals to the Separation Agreement.

“Distribution Date” shall mean the date of the consummation of the Distribution, which shall be determined by the VNO Board in its sole and absolute discretion.

“Effective Time” shall mean 12:01 a.m., New York City time, on the Distribution Date.

“Employee” means any individual who is a full-time or part-time employee of the applicable entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Force Majeure” has the meaning ascribed thereto in the Separation Agreement.

“Former Employee” means any former Employee of VNO or an Affiliate of VNO or of UE or an Affiliate of UE, as of immediately prior to the Effective Time, whether having last been employed by a member of the VNO Group or a member of the UE Group, including retired Employees.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Group” shall mean either the UE Group or the VNO Group, as the context requires.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Law” means any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” shall have the meaning ascribed thereto in the Separation Agreement.

“Parties” has the meaning ascribed thereto in the preamble to this Agreement.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Separation” has the meaning ascribed thereto in the recitals to this Agreement.

“Separation Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests, or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Transaction Documents” means all agreements entered into by the Parties or the members of their respective Groups (but as to which no third party is a party) in connection with the Separation, the Distribution, or the other transactions contemplated by this Agreement, including this Agreement, the Separation Agreement, the Transition Services Agreement, the Tax Matters Agreement and the Transfer Documents, as such terms are defined in the Separation Agreement (if not defined in this Agreement).

“Transition Services Agreement” means the Transition Services Agreement to be entered into by and between VNO and UE or any members of their respective Groups in connection with the Separation, the Distribution or the other transactions contemplated by the Separation Agreement.

“U.S.” means the United States of America.

“UE” has the meaning ascribed thereto in the preamble to this Agreement.

“UE 401(k) Plan” has the meaning ascribed thereto in Section 3.1(a) of this Agreement.

“UE Annual Bonus Plan” has the meaning ascribed thereto in Section 7.1 of this Agreement.

“UE Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by a member of the UE Group after the Effective Time, but excluding any VNO Benefit Plan.

“UE Business” shall mean the business, operations and activities of the VNO Group relating to the UE Properties as defined in the Separation Agreement as conducted at any time prior to the Effective Time by either Party or any of their current or former Subsidiaries.

“UE Common Share” shall mean a share of common stock, par value $0.01 per share, of UE.

“UE Equity Plan” has the meaning ascribed thereto in Section 5.1 of this Agreement.

“UE Group” shall mean (a) prior to the Effective Time, UE and each Person that will be a Subsidiary of UE as of immediately after the Effective Time, including the Transferred Entities (as defined in the Separation Agreement), even if, prior to the Effective Time, such Person is not a Subsidiary of UE; and (b) on and after the Effective Time, UE and each Person that is a Subsidiary of UE.

“UE Group Employee” means any person who, immediately following the Effective Time, is an Employee of any member of the UE Group, including any such Employee who is on an approved leave at such time other than long-term disability leave.

“UE Nonqualified Deferred Compensation Plan” has the meaning ascribed thereto in Section 6.1 of this Agreement.

“UE Participant” shall mean any UE Group Employee who was, prior to the Effective Time, a participant in the applicable VNO Benefit Plan or is, after the Effective Time, a participant in the applicable UE Benefit Plan, or is a beneficiary, dependent or alternate payee of such a participant.

“UE Welfare Plans” means Welfare Plans which are maintained or contributed to by a member of the UE Group, but excluding the VNO Welfare Plans.

“VNO 401(k) Plan” shall mean the Vornado Realty Trust 401(k) Plan.

“VNO Annual Bonus Plans” has the meaning ascribed thereto in Section 7.1 of this Agreement.

“VNO Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by VNO or any of its Affiliates.

“VNO Board” has the meaning ascribed thereto in the recitals to this Agreement.

“VNO Business” shall mean all businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Effective Time by either Party or any member of its Group, other than the UE Business.

“VNO Common Share” shall mean a common share, par value of $0.04 per share, of VNO.

“VNO Equity Plan” shall mean the Vornado Realty Trust 2010 Omnibus Share Plan.

“VNO Group” shall mean VNO and each Person that is a Subsidiary of VNO (other than any member of the UE Group).

“VNO Group Employee” shall mean any person who, immediately following the Effective Time, is an Employee of any member of the VNO Group, including any such Employee who is on an approved leave at such time.

“VNO Nonqualified Deferred Compensation Plans” has the meaning ascribed thereto in Section 6.1 of this Agreement.

“VNO Participant” shall mean any VNO Group Employee or Former Employee and who is, at any time prior to, on, or after the Effective Time, a participant in the applicable VNO Benefit Plan or is a beneficiary, dependent or alternate payee of such a participant.

“VNO Severance Benefits Program” shall mean the VNO severance program which covers employees of the UE Group immediately prior to the Effective Time.

“VNO Welfare Plans” has the meaning ascribed thereto in Section 4.1(a) of this Agreement.

“Welfare Plan” shall mean a plan that provides for health, welfare or other insurance benefits within the meaning of Section 3(1) of ERISA.

ARTICLE II
EMPLOYMENT GENERALLY

2.1                               Continuation of Employment.  Except as otherwise provided on Schedule 2.1 of this Agreement or as required by applicable local Law, VNO and its Affiliates shall take all actions necessary to ensure that, as of immediately prior to the Effective Time, (i) all Employees intended by the Parties to be UE Group Employees, including any such Employees who are on short-term disability leave or other approved leave of absence, are employed by a member of the UE Group and (ii) all Employees intended by the Parties to be VNO Group Employees are employed by a member of the VNO Group.

2.2                               Service Recognition.  UE shall give, or shall cause its Affiliates to give, each UE Group Employee full credit for all purposes under any UE Benefit Plan for such UE Group Employee’s service with VNO or any of its Affiliates prior to the Effective Time to the same extent such service was recognized by the corresponding VNO Benefit Plan immediately prior to the Effective Time; provided, however, that such service shall not be recognized to the extent that such recognition would result in the duplication of benefits or as otherwise provided by applicable local Law.

2.3                               No Separation From Service or Termination of Employment.  The Distribution and the assignment, transfer, or continuation of employment of any Employee of VNO or any of its Affiliates in connection therewith (including in accordance with Section 2.1 hereof) shall not be deemed a separation from service or termination of employment entitling such Employee to be eligible to participate in, or to receive payment of, severance or other termination payments or benefits under any applicable Law, VNO Benefit Plan or UE Benefit Plan provided, however, that any Employee of VNO or any of its Affiliates whose employment is not intended to be continued by VNO or any of its Affiliates following the Effective Time and is not assigned to a member of the UE Group, and whose employment is involuntarily terminated by VNO as of the Effective Time, shall be deemed to have incurred a separation from service and shall be eligible to receive severance and benefits as set forth in Section 7.2 of this Agreement.

2.4                               Former Employees.  UE shall have no liability with respect to Former Employees, if any, as of (or after) the Effective Time. VNO shall retain liability, if any, with respect to Former Employees.  Notwithstanding the foregoing, if after the Effective Time UE hires a Former Employee (not in violation of the nonsolicitation obligations in Section 5.6 of the Separation Agreement), then UE shall be responsible for any prospective compensation and benefits provided to such person.

ARTICLE III
RETIREMENT PLANS

3.1                               The VNO 401(k) Plan and UE 401(k) Plan.

(a)                                 Establishment of Plan and Trust.  UE or one of its Affiliates shall adopt a retirement plan and related trust that are qualified and tax-exempt pursuant to Code Sections 401(a) and 501(a), respectively, and that is intended to meet the requirements of Code Section 401(k) (the “UE 401(k) Plan”), and any trust agreement or other plan documents reasonably necessary in connection therewith, and shall cause a trustee to be appointed for the UE 401(k) Plan.  Such actions shall be completed prior to, or as soon as reasonably practicable following, the Effective Time.  Subject to the written consent of VNO, UE may satisfy its obligations under this Section 3.1 by establishing or adopting a multiple employer 401(k) plan of which VNO or an Affiliate of VNO is the primary sponsoring employer. If such a multiple employer 401(k) plan is established, it shall be deemed, for purposes of this Section 3.1, to be the UE 401(k) Plan referenced herein.

(b)                                 Assumption of Liabilities Transfer of Assets.  As soon as practicable after the Effective Time and subject to Applicable Law:  (i) VNO shall cause the accounts (including any outstanding loan balances) of each UE Employee in the VNO 401(k) Plan to be transferred to the UE 401(k) Plan and its related trust; (ii) the UE 401(k) Plan shall assume and be solely responsible for all Liabilities under the UE 401(k) Plan relating to the accounts that are so transferred as of and following the time of such transfer; and (iii) UE shall cause such transferred accounts to be accepted by the UE 401(k) Plan and its related trust and shall cause the UE 401(k) Plan to satisfy all protected benefit requirements under the Code and applicable Law with respect to the transferred accounts.  Such transfer shall be made in (i) cash but, only to the extent it is not practicable to transfer in kind (as determined by the administrator of the VNO 401(k) Plan) and (ii) promissory notes evidencing the transfer of outstanding loans.

(c)                                  Contributions Under the VNO 401(k) Plan as of the Effective Time.  All employer contributions, including employee deferrals, matching contributions (including any true-up contributions, if applicable), profit-sharing contributions, and employer non-elective contributions, accrued by UE Participants under the VNO 401(k) Plan through the Effective Time, determined in accordance with the terms and provisions of the VNO 401(k) Plan, ERISA and the Code, and based on all service performed and compensation accrued through the Effective Time, shall be deposited by VNO in the VNO 401(k) Plan and allocated to the VNO 401(k) Plan accounts of the applicable UE Participants prior to the Effective Time.

3.2                               Reservation of Rights.  Except as provided in Section 3.1, the Parties hereby acknowledge that nothing in this Article III shall be construed to require (a) VNO or any of its

Affiliates to continue the VNO 401(k) Plan before or after the Effective Time, and (b) UE or any of its Affiliates to continue the UE 401(k) Plan after the Effective Time following its establishment and receipt of the asset and liability transfer described in Section 3.1.  The Parties agree that (i) VNO reserves the right, in its sole discretion, to amend or terminate the VNO 401(k) Plan at any time following the date of this Agreement in accordance with its terms and applicable Law, and (ii) UE reserves the right, in its sole discretion, to amend or terminate the UE 401(k) Plan at any time following the date of this Agreement in accordance with its terms and applicable Law; provided that no such amendment to either the VNO 401(k) Plan or the UE 401(k) Plan shall prevent the actions described in Section 3.1.

ARTICLE IV
HEALTH AND WELFARE PLANS

4.1                               UE Health and Welfare Plans.

(a)                                 Cessation of Participation in VNO Health and Welfare Plans.  No later than the Effective Time, UE (acting directly or through its Affiliates) shall establish the UE Welfare Plans, which shall generally correspond to the VNO health and welfare plans in which UE Group Employees participate immediately prior to the Effective Time (“VNO Welfare Plans”).  UE shall cause UE Group Employees and their covered dependents who participate in VNO Welfare Plans to be automatically enrolled no later than the Effective Time in UE Welfare Plans corresponding to the VNO Welfare Plans in which the UE Employee or his or her covered dependents, if any, participated before the Effective Time; provided that, with respect to flexible spending accounts, if automatic enrollment is not possible, UE Group Employees shall be eligible to elect coverage before, as of or as soon as reasonably practicable following the Effective Time under each UE Welfare Plan which is a flexible spending account plan and which corresponds to a VNO Welfare Plan which is a flexible spending account plan.

(b)                                 Allocation of Health and Welfare Plan Liabilities.  All outstanding Liabilities relating to, arising out of, or resulting from health and welfare claims incurred by or on behalf of UE Employees or their covered dependents under the VNO Welfare Plans on or before the Effective Time, including claims incurred but not reported, shall be retained by VNO or the applicable member of the VNO Group.

(c)                                  Waiver of Conditions.  To the extent permitted by applicable Law and the terms of the applicable UE Welfare Plan, UE (acting directly or through its Affiliates) shall cause the UE Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any UE Group Employee, other than limitations that were in effect with respect to the UE Group Employee under the corresponding VNO Welfare Plan immediately prior to the Effective Time, and (ii) waive any waiting period limitation or evidence of insurability requirement applicable to a UE Group Employee other than limitations or requirements that were in effect with respect to such UE Group Employee under the corresponding VNO Welfare Plan immediately prior to the Effective Time.  Such waivers described in clauses (i) and (ii) of the foregoing sentence, with respect to the UE Welfare Plans, shall apply to initial enrollment effective immediately following the Effective Time.  Following the initial enrollment, pre-existing condition limitations, exclusions, and services conditions under the UE Welfare Plans may apply only to the extent allowable under HIPAA.

(d)                                 Deductibles, Etc.  To the extent permitted by applicable Law and the terms of the applicable UE Welfare Plan, expenses incurred by any UE Group Employee and credited during the year that includes the Distribution Date for purposes of calculating deductibles, co-payments and out-of-pocket maximums under a VNO Welfare Plan shall be taken into account as if such expense had been incurred under the corresponding UE Welfare Plan.

4.2                               COBRA and HIPAA Compliance.  VNO shall continue to be responsible for compliance with the health care continuation requirements of COBRA (including the requirements under the American Recovery and Reinvestment Act), the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the VNO Welfare Plans with respect to any UE Group Employees or any of their covered dependents who incur a qualifying event or loss of coverage under COBRA at or before the Effective Time (including as a result of the Separation and Distribution).  UE shall assume responsibility for compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the UE Welfare Plans, with respect to any UE Group Employees or any of their covered dependents who incur a qualifying event or loss of coverage under the UE Welfare Plans after the Effective Time.

4.3                               Time-Off Benefits.  UE shall credit each UE Group Employee immediately following the Effective Time with the amount of accrued but unused paid time-off as such UE Group Employee had under the applicable VNO paid time-off policy immediately prior to the Effective Time.

4.4                               Incurred Claim Definition.  For purposes of this Article IV, a claim or Liability is deemed to be incurred:  (a) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (b) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (c) with respect to disability benefits, upon the date of an Employee’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability; and (d) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.

4.5                               Workers Compensation.  The ownership and administration of workers compensation insurance shall be governed by Section 5.1 of the Separation Agreement regarding insurance matters.  For the avoidance of doubt, nothing in this Agreement shall be interpreted to allocate between the Parties the claims and Liabilities under any workers compensation insurance policies.

4.6                               Reservation of Rights.  The Parties hereby acknowledge and agree that nothing in this Article IV shall be construed to require (a) VNO or any of its Affiliates to continue any VNO Benefit Plan before or after the Effective Time, or (b) UE or any of its Affiliates to continue any UE Benefit Plan before or after the Effective Time, in each case, except as set forth in Article VII.  Each of VNO and UE reserves the right, in its sole discretion, to amend or terminate any VNO Benefit Plan and any UE Benefit Plan, respectively, at any time after the date of this Agreement, to the extent permitted or required under the terms of the applicable VNO Benefit Plan, UE Benefit Plan or applicable Law; provided that no such amendment or termination shall prevent the actions described in Article IV.

ARTICLE V
EQUITY PLANS AND AWARDS

5.1                               Establishment of UE Equity Plan.  As of or prior to the Effective Time, UE shall adopt an omnibus equity compensation plan (the “UE Equity Plan”) pursuant to which equity awards may be granted to UE Group Employees.  The UE Equity Plan shall provide for the same types of awards as the VNO Equity Plan.  VNO and UE shall take all actions as may be necessary or advisable to adopt and obtain approval of the UE Equity Plan (and the awards in respect of UE Common Shares thereunder) in order to satisfy the requirement of Rule 16b-3 under the Exchange Act, and the applicable rules and regulations of any applicable exchange on which UE Common Shares will be traded.  The UE Equity Plan shall be approved prior to the Effective Time by VRLP as UE’s sole shareholder.

5.2                               Liabilities for Settlement of Awards.  VNO shall be responsible for all Liabilities associated with awards made under the VNO Equity Plan, including without limitation such awards made to UE Group Employees at the time they were VNO Group Employees.  UE shall be responsible for all Liabilities associated with awards made under the UE Equity Plan.

5.3                               Reservation of Rights.  The Parties hereby acknowledge and agree that nothing in this Article V shall be construed to require (a) VNO or any of its Affiliates to continue the VNO Equity Plan before or after the Effective Time, or (b) UE or any of its Affiliates to continue the UE Equity Plan before or after the Effective Time.  Each of VNO and UE reserves the right, in its sole discretion, to amend or terminate the VNO Equity Plan (and the awards thereunder) and the UE Equity Plan (and the awards thereunder), respectively, at any time after the date of this Agreement, to the extent permitted or required under the terms of the VNO Equity Plan, UE Equity Plan or applicable Law; provided that no such amendment or termination shall prevent the actions described in Article V.

ARTICLE VI
NONQUALIFIED PLANS

6.1                               Deferred Compensation Plans.  Effective no later than the Effective Time, UE Group Employees shall cease to be eligible to actively participate in the Vornado Realty Trust Nonqualified Deferred Compensation Plan II (the “DCP II”) and no further deferrals shall be made to the DCP II on behalf of UE Group Employees with respect to compensation or earnings for services on or for the year in which the Effective Time occurs.  Each UE Group Employee who immediately prior to the Effective Time was a participant in, or entitled to future benefits under, the DCP II and/or the Vornado Realty Trust Nonqualified Deferred Compensation Plan (together, the “VNO Nonqualified Deferred Compensation Plans”) shall continue to have such rights, privileges and obligations under the VNO Nonqualified Deferred Compensation Plans as are provided thereunder. A UE Group Employee shall not be deemed to have separated from service or incurred a termination of employment for purposes of the VNO Nonqualified Deferred Compensation Plans until such UE Group Employee incurs a separation from service (within the meaning of Section 409A of the Code) from UE and the UE Affiliates (and provided such UE Group Employee is not employed by or providing services to VNO or any VNO Affiliate).  UE agrees to promptly notify VNO if and when a UE Group Employee who is a participant of the VNO Nonqualified Deferred Compensation Plans separates from service with UE and the UE Affiliates.

6.2                               Reservation of Rights.  The Parties hereby acknowledge and agree that nothing in this Article VI shall be construed to require VNO or any of its Affiliates to continue the VNO Nonqualified Deferred Compensation Plans before or after the Effective Time.  VNO reserves the right, in its sole discretion, to amend or terminate the VNO Nonqualified Deferred Compensation Plans at any time after the date of this Agreement, to the extent permitted or required under the terms of the VNO Nonqualified Deferred Compensation Plans or applicable Law.

ARTICLE VII
ADDITIONAL COMPENSATION MATTERS; SEVERANCE

7.1                               Annual Cash Incentive Awards.  As of January 1, 2015, UE Group Employees shall cease participating in each VNO annual bonus plan or policy (“VNO Annual Bonus Plans”).  As of January 1, 2015, (i) UE shall establish annual bonus plans or policies (“UE Annual Bonus Plans”) and (ii) UE Group Employees who were eligible to participate in the VNO Bonus Plans shall be eligible to participate in the UE Bonus Plans.  UE shall be solely responsible for funding, paying and discharging all obligations under the UE Annual Bonus Plans and VNO shall have no liability with respect to annual bonuses to be paid to UE group employees with respect to the calendar year in which the Effective Time occurs.  Vornado shall remain solely responsible for funding and discharging all obligations under the VNO Annual Bonus Plans with respect to annual bonuses to be paid to UE group employees with respect to the 2014 calendar year.

7.2                               Assumption of Severance Liabilities.

(a)                                 Severance Liabilities.  UE shall be responsible for the severance obligations to UE Group Employees whose employment is terminated on or after the Effective Time and VNO shall have no liability with respect to such severance obligations.

(b)                                 Severance Agreements.  In the event any UE Group Employee who is a salaried employee is eligible for severance benefits on account of a termination of employment on or after the Effective Time, unless agreed otherwise by an executive officer of VNO, UE shall require such employee, as a condition of receiving severance benefits, to agree in writing to a release of existing claims and confidentiality and noncompete provisions in favor of UE and VNO, in such form as UE and VNO mutually agree.

7.3                               Reservation of Rights.  The Parties hereby acknowledge that, except for the obligations described in this Article VII, nothing in this Article VII shall be construed to require either VNO or UE (and their respective Affiliates) to continue any cash incentive awards program, deferred compensation plan, or severance plan after the Effective Time.  The Parties agree that each of VNO and UE reserves the right, in its sole discretion, to amend or terminate any cash incentive awards program, deferred compensation plan, or severance plan maintained by the VNO Group or the UE Group, respectively, at any time after the Effective Time to the extent permitted under the terms of the applicable cash incentive awards program, deferred compensation plan, or severance plan and applicable Law; provided that no such amendment shall prevent the actions described in this Article VII.

ARTICLE VIII
GENERAL AND ADMINISTRATIVE

8.1                               Non-Termination of Employment; No Third-Party Beneficiaries.  Except as expressly provided for in this Agreement or the Separation Agreement, no provision of this Agreement or any of the other Transaction Documents shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any VNO Group Employee, UE Group Employee or any Former Employee, or future Employee of VNO or any of its Affiliates or of UE or any of its Affiliates under any VNO Benefit Plan or UE Benefit Plan or otherwise, nor shall any such provision be construed as an amendment to any employee benefit plan or other employee compensatory or benefit arrangement.  Furthermore, nothing in this Agreement is intended to confer upon any Employee or Former Employee any right to continued employment, any recall or similar rights to an Employee on layoff or any type of approved leave, or to change the employment status of any Employee from “at will.”

8.2                               Beneficiary Designation/Release of Information/Right to Reimbursement.  To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of Information (as defined in the Separation Agreement) and rights to reimbursement made by or relating to UE Participants under VNO Benefit Plans shall be transferred to and be in full force and effect under the corresponding UE Benefit Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant UE Participant. Notwithstanding the foregoing, UE shall seek to obtain, before or as soon as reasonably practicable following the Effective Time, beneficiary designations, authorizations for the release of Information and rights to reimbursement from all UE Participants under UE Benefit Plans.

8.3                               Not a Change in Control.  The Parties acknowledge and agree that the transactions contemplated by the Separation Agreement and this Agreement do not constitute a “change in control” for purposes of any VNO Benefit Plan or UE Benefit Plan.

8.4                               Code Section 409A.  Notwithstanding anything to the contrary herein, if any of the provisions of this Agreement would result in imposition of taxes and/or penalties under Section 409A of the Code, VNO and UE shall cooperate in good faith to modify the applicable provision so that such taxes and/or penalties do not apply in order to comply with the provisions of Section 409A of the Code, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions.

ARTICLE IX
MISCELLANEOUS

9.1                               Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained therein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

9.2                               Affiliates.  Each of VNO and UE shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their respective Affiliates.

9.3                               Corporate Power.  VNO represents on behalf of itself and on behalf of other members of the VNO Group, and UE represents on behalf of itself and on behalf of other members of the UE Group, as follows:

(a)                                 each such Person has the requisite trust power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby; and

(b)                                 this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

9.4                               Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York including all matters of validity, construction, effect, enforceability, performance and remedies.

9.5                               Survival of Covenants.  Except as expressly set forth in any other Transaction Document, the covenants and other agreements contained in this Agreement, and Liability for the breach of any obligations contained herein or therein, shall survive each of the transactions described in the Plan of Reorganization (as defined in the Separation Agreement) and the Distribution and shall remain in full force and effect.

9.6                               Force Majeure.  No Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any other Transaction Document for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.  In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay.  A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under the Transaction Documents, as applicable, as soon as reasonably practicable.

9.7                               Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.7):

If to Vornado, to:

Vornado Realty Trust
888 Seventh Avenue
New York, New York 10019
Attention:  Corporation Counsel
Facsimile:  (212) 894-7996

with a copy (until the Effective Time) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:  William G. Farrar

Matthew M. Friestedt

Facsimile:  (212) 558-3588

If to UE, to:

Urban Edge Properties
888 Seventh Avenue
New York, New York 10019
Attention:  General Counsel
Facsimile:  (212) 894-7996

with a copy (until the Effective Time) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:  William G. Farrar

Matthew M. Friestedt

Facsimile:  (212) 558-3588

9.8                               Termination.  Notwithstanding any provision to the contrary, this Agreement may be terminated and the Distribution abandoned at any time prior to the Effective Time by and in the sole discretion of VNO without the prior approval of any Person, including UE.  In the event of such termination, this Agreement shall become void and no Party, or any of its officers and directors, shall have any liability to any Person by reason of this Agreement.  After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties.

9.9                               Severability.  If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

9.10                        Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules hereto) and the applicable provisions of the Separation Agreement together constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

9.11                        Indemnification; Dispute Resolutions.  Article IV of the Separation Agreement governs the Parties’ indemnification rights and obligations and Article VII of the Separation Agreement governs the resolution of any dispute between the Parties.

9.12                        Assignment; No Third-Party Beneficiaries.  This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, except that VNO may assign (i) any or all of its rights and obligations under this Agreement to any of its Affiliates and (ii) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business of VNO; provided, however, that, in each case, no such assignment shall release VNO from any liability or obligation under this Agreement nor change any of the steps in the Plan of Reorganization (as defined in the Separation Agreement).  Except as provided in Article IV of the Separation Agreement with respect to Indemnified Parties (as defined in the Separation Agreement), this Agreement is for the sole benefit of the Parties and members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.13                        Public Announcements.  From and after the Effective Time, VNO and UE shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

9.14                        Specific Performance.  Subject to the provisions of Article VII of the Separation Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

9.15                        Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties.  No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

9.16                        Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (iv) references to “$” shall mean U.S. dollars, (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) unless the context requires otherwise, references to “Party” shall mean VNO or UE, as appropriate, and references to “Parties” shall mean VNO and UE, (ix) provisions shall apply, when appropriate, to successive events and transactions, (x) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (xi) VNO and UE have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (xii) a reference to any Person includes such Person’s successors and permitted assigns.

9.17                        Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

VORNADO REALTY TRUST

By:	/s/ Alan J. Rice
Name: Alan J. Rice
Title: Corporation Counsel

VORNADO REALTY L.P.

By VORNADO REALTY TRUST, its General Partner

By:	/s/ Alan J. Rice
Name: Alan J. Rice
Title: Corporation Counsel

URBAN EDGE PROPERTIES

By:	/s/ Donald P. Casey
Name: Donald P. Casey
Title: General Counsel and Secretary

URBAN EDGE PROPERTIES LP

By URBAN EDGE PROPERTIES, its General Partner

By:	/s/ Donald P. Casey
Name: Donald P. Casey
Title: General Counsel and Secretary